Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-175227) of our report dated March 30, 2010, relating to the consolidated financial statements of ThermoEnergy Corporation and subsidiaries for the year ended December 31, 2009, included herein.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Our report contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern.

/s/ Kemp & Company, a Professional Association

Little Rock, Arkansas
September 26, 2011